Exhibit 10.5

Agreement Between Enfacet and the Company, dated August 24, 2001

                                 August 24, 2001

Vasu Vijayaraghavan, President
ENFACET, INC.
1524 S. IH 35, Suite 312
Austin, TX 78704

      Re:   Vertical Computer Systems, Inc. Stock Purchase

Dear Vasu:

      This letter will confirm that with respect to Vertical Computer Systems, Inc.'s ("Vertical") purchase of one hundred percent (100%) of the outstanding and issued stock of Enfacet, Inc. ("Enfacet"), pursuant to that certain Stock Purchase Agreement, by and between Vertical and Enfacet, dated as of August 21, 2001 (the "SPA"), we have agreed to the following additional terms:

      1. Vertical shall transfer to Enfacet by Monday, August 24, 2001, the sum of FIVE THOUSAND DOLLARS (US $5,000.00) for its short term cash flow needs;

      2. Next week, after Vertical has received its anticipated interim financing, Vertical will transfer to Enfacet an additional TWENTY-FIVE THOUSAND DOLLARS (US $25,000.00) for its short term cash flow needs;

      3. On or after August 20, 2002 (the "Anniversary Date"), Enfacet shall distribute one-half of the 30,000 shares Vertical Preferred Series C Stock, received in consideration of the execution of the SPA, to those Enfacet employees employed by Enfacet on the Anniversary Date ("Initial Employees")who were employed continuously by Enfacet from the date of execution of the SPA to and through the Anniversary Date; the remaining 15,000 shares of Vertical Preferred Series C Stock will be used for additional funding or similar purposes, at a later date, by EnFacet's current management.

      4. Vertical shall issue to the Initial Employees employed with Enfacet after Ninety days from the execution of the SPA options or warrants for the total of FIVE MILLION (5,000,000) shares of Vertical's common stock, at (current market price as on 8/24/01) of $0.0250 (the "Options"). A portion of these shares shall be in the form of registered/free trading shares. These shall be covered under the standard Vertical leak-out agreement. The Options shall be distributed to such eligible Initial Employees in accordance with a plan submitted by you and approved by Vertical.
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      The SPA shall not otherwise be modified. By executing a copy of this letter, you hereby indicated you acknowledged and agreement to the terms outlined herein.

                                        Sincerely,

                                        VERTICAL COMPUTER SYSTEMS, INC.


                                        By: ____________________________________
                                            Richard Wade, President

ACKNOWLEDGED, ACCEPTED AND AGREED:

ENFACET, INC.


By: ____________________________________
    Vasu Vijayaraghavan, President